Exhibit 10.3

January 5, 2010

JPMorgan Chase Bank, N.A.

Loan and Agency Services Group

1111 Fannin, 10th Floor

Houston, Texas 77002

Attention: Ms. Dakisha Allen (Telecopy No. (713) 750-2666)

JPMorgan Chase Bank, N.A.

270 Park Avenue

New York, New York 10017

Attention: Mr. Barry Bergman (Telecopy No. (212) 270-6637)

With a copy to:

vera.x.kostic@jpmchase.com

Re:	Irrevocable Standby Letter of Credit - S-248514

USD $12,977,105.72

Acct.: Blockbuster Inc. (“Blockbuster”)

Dear Ms. Allen and Mr. Bergman:

We hereby request that you cancel the letter of credit referenced above.

In addition, pursuant to Section 2.06(k) of that certain Credit Agreement dated as of August 20, 2004, as amended and restated as of April 2, 2009, and as further amended as of October 1, 2009, among Blockbuster Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other agents parties thereto (the “Credit Agreement”), enclosed please find an Officer’s Certificate dated as of January 5, 2010 and executed by a senior officer of Viacom Inc., evidencing Viacom Inc.’s consent to the reduction of the Viacom Reserve Amount (as defined in the Credit Agreement) from $21,628,509.54 to $0. We hereby request that you reduce the Viacom Reserve Amount to $0 effective three (3) business days after the date hereof, which is January 8, 2010.

Please don’t hesitate to contact the undersigned with any questions regarding this matter.

Sincerely,

/s/ Russell Birk

Russell Birk
Vice President & Treasurer
Blockbuster Inc.

Acknowledged and agreed for purposes

of the cancellation of letter of credit # S-248514:

VIACOM INC.

By:	/s/ Keyes Hill-Edgar
Name: Keyes Hill-Edgar
Title: Senior Vice President